Exhibit 99.3

Wynn Resorts Announces Full Exercise of Underwriters’ Additional Purchase Option

LAS VEGAS—(BUSINESS WIRE)—March 18, 2009—Wynn Resorts, Limited (Nasdaq:WYNN) announced that the underwriters of its previously announced common stock offering have exercised in full the underwriters’ option to purchase an additional 1,440,000 shares of Wynn Resorts common stock. The public offering price of the shares is $19 per share.

The shares will be issued pursuant to an effective shelf registration on file with the Securities and Exchange Commission. The offering of these shares is being made only by means of a prospectus supplement and related prospectus. A copy of the prospectus relating to the shares may be obtained by contacting Merrill Lynch & Co., Attn: Prospectus Department, 4 World Financial Center, FL 5, New York, NY 10080, telephone: (212) 449-1000, or Deutsche Bank Securities Inc., Attn: Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611 or e-mail at prospectusrequest@list.db.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains forward-looking statements about Wynn Resorts, including those relating to the offering and whether or not Wynn Resorts will consummate the offering. All forward-looking statements in this press release are based on estimates and assumptions and represent Wynn Resorts’ judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors including but not limited to changing market conditions and Wynn Resorts’ ability to complete the offering. Therefore, the reader is cautioned not to rely on these forward-looking statements. Additional information concerning potential factors that could affect Wynn Resorts is included in Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2008 and Wynn Resorts’ other periodic reports filed with the Securities and Exchange Commission. Wynn Resorts is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements.

SOURCE: Wynn Resorts, Limited

CONTACT: Wynn Resorts, Limited, Las Vegas

Samanta Stewart, 702-770-7555

investorrelations@wynnresorts.com

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